Exhibit 99.1

Investor Relations:

Raul Jacob	February 2, 2018
+(602) 264-1375	Southern Copper Corporation (NYSE and BVL: SCCO)
Rodrigo Sandoval
+(5255) 1103-5350
southerncopper@southernperu.com.pe
www.southerncoppercorp.com

•           4Q17 net sales were $1,864.3 million, 33.3% higher than 4Q16, mainly due to higher sales volume of copper (+5.7%) and zinc (+19.8%), and better prices for copper (+29.7%), molybdenum (+32.5%) and zinc (+28.9%).

•            The result of 4Q17 was a $287.5 million net loss due to a one-time, non-cash income tax reform adjustment of $743.3 million as a result of the new US income tax legislation enacted in 4Q17, that resulted in the cancellation of foreign tax credit carryforwards that were generated prior to the new legislation by taxes paid in Peru and Mexico, where we operate. Not considering this one-time adjustment, SCCO’s net income of 4Q17 would have been $455.8 million or 165.2% higher than 4Q16 net income.

•            2017 net income, before the impact of the one-time tax adjustment, was $1,471.8 million or 89.5% higher than 2016 net income of $776.5 million. The tax adjustment reduced 2017 net income to $728.5 million and the net income margin to 10.9%. The improvement in 2017 net income before the tax adjustment resulted from higher sales and cost reductions achieved in electricity (-8.0%), tires (-9.4%), and other cost elements.

•            4Q17 adjusted EBITDA was $999.7 million, 58.9% higher than 4Q16 of $629.3 million. The adjusted EBITDA margin in 4Q17 was 53.6% compared with 45.0% in 4Q16. The 2017 adjusted EBITDA was $3,292.4 million.

•             Operating cash cost per pound of copper net of by-product revenues was $0.89 in 4Q17, compared to $0.96 in 4Q16.

•             Production records at our Ilo Peruvian operations: the Ilo smelter processed a record of 1,153,486 tons of copper concentrates which yielded an anode production record of 345,847 tons. Also in Ilo, the refinery produced a record 291,373 tons of copper cathodes.

•            Cash flow from operating activities in 2017 was $1,976.6 million, a 114.1% increase when compared to $923.1 million in 2016. This improvement results from the strong cash generation from operations due to higher sales volumes and metal prices.

•             Capital investments in 2017 were $1,023.5 million and included $342.5 million for the Toquepala expansion, which is on time and on budget and is expected to initiate operating in July 2018 and produce 40k tons of copper contained in 2018.

•             Dividends: On January 25, 2018, the Board of Directors authorized a dividend of $0.30 per share payable on February 27, 2018, to shareholders of record at the close of business on February 13, 2018.

Mr. German Larrea, Chairman of the Board, commenting on the Company´s progress said: “During 2017 we continued seeing the benefit of our expansion and cost reduction programs which, despite the 18% increase in diesel prices during 2017, yielded a cash cost reduction from $0.95 to $0.92 per pound, the lowest in the industry. We also continued with our capital program with investments in excess of $1.0 billion. We believe that with these actions we are in a great position to take advantage of the favorable price environment.”

“In 2018, we will complete the Peruvian Toquepala expansion project adding 100,000 tons to our annual copper production, allowing us to reach one million tons of annual copper production capacity with an even lower cash cost per pound of copper.”

“We believe Southern Copper is uniquely positioned to continue delivering enhanced performance, sustainable growth and superior value. Our best-in-class low cost operations, coupled with a large, high-quality reserve base in only investment grade jurisdictions, continues to offer highly attractive growth opportunities. In addition, our robust capital structure provides the financial and strategic flexibility required for its execution.”

“We are confident that because of the mentioned strengths of our Company, we will reach 1.5 million copper tons by 2023, as we have presented in our 2017 strategic expansion plan”.

Key Financial Data

	Fourth Quarter					Twelve Months
			Variance					Variance
	2017	2016	$		%	2017	2016	$		%
Sales	$1,864.3	$1,398.9	$465.4		33.3%	$6,654.5	$5,379.8	$1,274.7		23.7%
Cost of sales	822.6	724.2	98.4		13.6%	3,252.8	3,034.1	218.7		7.2%
Operating income	830.0	470.5	359.5		76.4%	2,618.9	1,564.2	1,054.7		67.4%
US income tax reform adjustment	(743.3)	—	(743.3)		100%	(743.3)	—	(743.3)		100%
Net income	$(287.5)	$171.9	$(459.4)		(267.2)%	$728.5	$776.5	$(48.0)		(6.2)%
Net income margin	(15.4)%	12.3%	(27.7	)pp	(225.2)%	10.9%	14.4%	(3.5	)pp	(24.2)%
Adjusted EBITDA	$999.7	$629.3	$370.4		58.9%	$3,292.4	$2,212.3	$1,080.1		48.8%
Adjusted EBITDA margin	53.6%	45.0%	8.6	pp	19.1%	49.5%	41.1%	8.4	pp	20.4%
Income (loss) per share	$(0.37)	$0.22	$(0.59)		(268.2)%	$0.94	$1.00	$(0.06)		(6.0)%
Income per share, not considering US income tax adjustment	$0.59	$0.22	$0.37		168.0%	$1.90	$1.00	$0.90		90.4%
Capital investments	$313.0	$277.9	$35.1		12.6%	$1,023.5	$1,118.5	$(95.0)		(8.5)%

Note: Amounts in millions except per share amounts and %’s.

Capital Investments

Southern Copper’s investment philosophy is not based on the outlook of copper prices but on the quality of the assets that we operate and develop. Throughout the years, our strong financial discipline has consistently allowed us to invest on a continuous basis in our great asset portfolio.

Peruvian Projects

We have a portfolio of projects in Peru with a total capital budget of $2,900 million of which $1,620 million have been already invested.

Toquepala Expansion Project — Tacna: This $1,255.0 million project includes a new state-of-the-art concentrator that will increase Toquepala’s annual copper production by 100,000 tons to reach 245,000 tons in 2019, a 69% production increase. As of December 31, 2017, we have invested $892.9 million in this expansion. The project has reached 87% progress and is expected to initiate production in June 2018.

Cuajone’s Mineral Crushing and Hauling Project - Moquegua: The project consisted of replacing rail haulage at the Cuajone mine by an in-pit primary crusher with a 7 km overland conveyor belt system to move ore to the concentrator. Operating savings are estimated at $23 million annually. As of December 31, 2017 the project is already completed and in operation. Total investment was $226 million as budgeted.

Tia Maria: We have completed engineering and after having complied with all environmental requirements, we have obtained the approval of the environmental impact assessment. We are working jointly with the Peruvian Government to obtain the construction license for this 120,000 tons of SX-EW copper per year greenfield project with a total capital budget of $1,400 million. We expect the license to be issued in the first half of 2018.

Mexican Projects

Buenavista Zinc — Sonora: This project is located within the Buenavista facility and contemplates the development of a new concentrator to produce approximately 80,000 tons of zinc and 20,000 tons of additional copper per year. As of today, we have concluded the basic engineering and are working on the purchasing process for the main project components. The project investment budget is $413 million and we expect to initiate operations in 2020. When completed this new zinc concentrator will double the Company’s zinc production capacity.

Pilares — Sonora: Located 6 kilometers away from La Caridad, this project consists of an open-pit mine operation with an annual production capacity of 35,000 tons of copper in concentrates. The ore will be transported from the pit to the primary crushers of the La Caridad copper concentrator by our current mine truck fleet. This project will significantly improve the over-all mineral ore grade (0.78% expected from Pilares vs. 0.34% La Caridad). As of today, we continue with the mine plan preparation, including the final outline design for the road through which the ore will be transported to the La Caridad mill. The investment budget for Pilares is $159 million and we expect it to start producing in 2019.

Conference Call

The Company’s fourth quarter and twelve months earnings conference call will be held on Tuesday, February 6, 2018, beginning at 12:00 PM — EST & Lima and 11:00 AM Mexico City time.

To participate:

Dial-in number:    888-771-4371 in the U.S.

847-585-4405 outside the U.S.

Raul Jacob, SCC Vice President of Finance, Treasurer and CFO

Conference ID:    46421657 and “Southern Copper Corporation Fourth Quarter 2017 Earnings Results”

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2017	2.65	2.65	7.74	1.26	17.45	1,219.36
2Q 2017	2.57	2.58	8.00	1.18	17.19	1,256.96
3Q 2017	2.88	2.89	8.05	1.34	16.80	1,277.84
4Q 2017	3.09	3.10	8.72	1.47	16.66	1,274.35
Average 2017	2.80	2.80	8.13	1.31	17.03	1,257.13

1Q 2016	2.12	2.11	5.27	0.76	14.87	1,181.21
2Q 2016	2.15	2.13	6.89	0.87	16.83	1,259.36
3Q 2016	2.17	2.16	6.94	1.02	19.59	1,334.82
4Q 2016	2.40	2.39	6.58	1.14	17.12	1,217.98
Average 2016	2.21	2.20	6.42	0.95	17.10	1,248.34

Variance: 4Q17 vs. 3Q17	7.3%	7.3%	8.3%	9.7%	(0.8)%	(0.3)%
Variance: 4Q17 vs. 4Q16	28.8%	29.7%	32.5%	28.9%	(2.7)%	4.6%
Variance: 2017 vs. 2016	26.7%	27.3%	26.6%	37.9%	(0.4)%	0.7%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	%	2017	2016	%
Copper (tons)
Mined	226,027	227,583	(0.7)%	876,979	899,955	(2.6)%
3rd party concentrate	11,280	150	100.0%	36,087	17,835	102.3%
Total production	237,307	227,733	4.2%	913,066	917,790	(0.5)%
Smelted	161,117	129,206	24.7%	617,853	591,339	4.5%
Refined and Rod	205,317	186,607	10.0%	817,794	823,452	(0.7)%
Sales	222,416	210,428	5.7%	888,686	872,656	1.8%

Molybdenum (tons)
Mined	5,260	5,279	(0.4)%	21,328	21,736	(1.9)%
Sales	5,183	5,278	(1.8)%	21,358	21,732	(1.7)%

Zinc (tons)
Mined	13,876	17,110	(18.9)%	68,665	73,984	(7.2)%
Refined	30,289	27,436	10.4%	104,402	106,093	(1.6)%
Sales	33,050	27,598	19.8%	107,573	105,415	2.0%

Silver (000s ounces)
Mined	3,775	4,075	(7.4)%	15,926	16,172	(1.5)%
Refined	3,076	3,793	(18.9)%	13,688	15,196	(9.9)%
Sales	3,986	4,555	(12.5)%	16,859	17,216	(2.1)%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	VAR %	2017	2016	VAR %
	(in millions, except per share amount)
Net sales:	$1,864.3	$1,398.9	33.3%	$6,654.5	$5,379.8	23.7%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization and depletion shown separately below)	822.6	724.2	13.6%	3,252.8	3,034.1	7.2%
Selling, general and administrative	24.5	21.8	12.4%	93.1	94.3	(1.3)%
Depreciation, amortization and depletion	177.3	172.7	2.7%	671.1	647.1	3.7%
Exploration	9.9	9.7	2.1%	28.8	40.1	(28.2)%
Environmental remediation	—	—	—	(10.2)	—	100.0%
Total operating costs and expenses	1,034.3	928.4	11.4%	4,035.6	3,815.6	5.8%

Operating income	830.0	470.5	76.4%	2,618.9	1,564.2	67.4%

Interest expense, net of capitalized interest	(70.6)	(70.6)	—	(306.0)	(290.7)	5.3%
Other income (expense)	(17.3)	(22.5)	(23.1)%	(15.6)	(24.6)	(36.6)%
Interest income	1.5	1.2	25.0%	5.5	7.1	(22.5)%
Income before income tax	743.6	378.6	96.4%	2,302.8	1,256.0	83.3%
Income taxes before income tax reform adjustment	293.6	212.8	38.0%	850.2	501.1	69.7%
Income tax reform adjustment	743.3	—	100.0%	743.3	—	100.0%
Net income before equity earnings of affiliate	(293.3)	165.8	(276.9)%	709.3	754.9	(6.0)%
Equity earnings of affiliate	7.1	6.5	9.1%	23.1	23.9	(3.3)%
Net Income	(286.2)	172.3	(266.1)%	732.4	778.8	(6.0)%

Less: Net income attributable to non-controlling interest	1.3	0.4	225.0%	3.9	2.3	69.6%

Net Income attributable to SCC	$(287.5)	$171.9	(267.2)%	$728.5	$776.5	(6.2)%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$(0.37)	$0.22	(268.2)%	$0.94	$1.00	(6.0)%
Dividends paid	$0.25	$0.05	400.0%	$0.59	$0.18	227.8%

Weighted average shares outstanding (Basic and diluted)	773.0	773.0		773.0	773.6

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2017	2016
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	1,004.8	$546.0
Restricted cash	—	3.6
Short-term investments	50.5	51.3
Accounts receivable	976.4	668.5
Inventories	1,041.9	1,010.4
Other current assets	96.5	286.3
Total current assets	3,170.1	2,566.1

Property, net	9,111.2	8,766.5
Leachable material, net	977.4	806.9
Intangible assets, net	152.5	154.2
Deferred income tax	143.8	727.3
Other assets	215.6	213.3
Total assets	$13,770.6	$13,234.3

LIABILITIES
Current liabilities:
Accounts payable	659.8	584.2
Income taxes	226.4	185.1
Accrued workers’ participation	176.9	125.4
Other accrued liabilities	105.2	104.3
Total current liabilities	1,168.3	999.0

Long-term debt	5,957.1	5,954.2
Deferred income taxes	55.6	162.6
Non-current taxes payable	168.9	—
Other liabilities	37.2	31.1
Asset retirement obligation	234.1	216.5
Total non-current liabilities	6,452.9	6,364.4

EQUITY
Stockholders’ equity:
Common stock	3,382.1	3,367.0
Treasury stock	(3,001.1)	(2,987.6)
Accumulated comprehensive income	5,726.7	5,452.9
Total stockholders’ equity	6,107.7	5,832.3
Non-controlling interest	41.7	38.6
Total equity	6,149.4	5,870.9

Total liabilities and equity	$13,770.6	$13,234.3

As of December 31, 2017 and December 31, 2016 there were 773.0 million shares outstanding, in both cases.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
		(in millions)
OPERATING ACTIVITIES
Net income	$(286.2)	$172.3	$732.4	$778.8
Depreciation, amortization and depletion	177.3	172.7	671.1	647.1
Deferred income tax	703.2	14.0	641.5	(117.0)
Change in operating assets and liabilities	122.8	(72.4)	(101.5)	(393.8)
Other, net	(20.6)	0.6	33.1	8.0
Net cash provided by operating activities	696.5	287.2	1,976.6	923.1

INVESTING ACTIVITIES
Capital investments	(313.0)	(277.9)	(1,023.5)	(1,118.5)
Sale (purchase) of short-term investment, net	(19.9)	49.4	1.0	552.1
Repayment of loan from affiliate	—	—	—	111.2
Other, net	2.5	0.6	3.5	3.2
Net cash used in investing activities	(330.4)	(227.9)	(1,019.0)	(452.0)

FINANCING ACTIVITIES
Dividends paid	(193.3)	(38.7)	(456.1)	(139.3)
SCC common shares buyback	—	—	—	(71.7)
Other	(0.1)	—	—	0.3
Net cash used in financing activities	(193.4)	(38.7)	(456.1)	(210.7)

Effect of exchange rate changes on cash	33.6	13.9	(42.7)	11.1
Increase in cash and cash equivalents	$206.3	$34.5	$458.8	$271.5

Company Profile

Southern Copper Corporation (SCC) is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry. The Company is a NYSE and Lima Stock Exchange listed company that is 88.9% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange. The remaining 11.1% ownership interest is held by the international investment community. The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by U.S. generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. In addition, because not all companies use identical calculations, the measures included in this release may not be comparable to similarly titled measures of other companies. Following is a reconciliation of adjusted EBITDA to Net Income attributable to SCC and Operating Cash Cost before by-product revenues and Operating Cash Cost net of by-product revenues to their more comparable GAAP measure:

Adjusted EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is a measure commonly used by companies to evaluate operating performance and the ability to generate cash. Our adjusted EBITDA is not necessarily comparable to similar measures used by other companies. We believe that adjusted EBITDA provides useful information to management, investors and others in understanding and evaluating our operating results.

Our determination of the components of adjusted EBITDA is evaluated periodically based on a review of non-GAAP financial measures used by mining industry analysts. Management believes adjusted EBITDA enhances the comparability of information across reporting periods, is an effective measure for reviewing operating results and, therefore, is a useful measure for both management and investors. EBITDA and adjusted EBITDA do not represent, and should not be considered an alternative to, net income, operating income, or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash.

Reconciliation of Net Income attributable to SCC to	Fourth Quarter		Year to date
adjusted EBITDA	2017	2016	2017	2016

Net income attributable to SCC	$(287.5)	$171.9	$728.5	$776.5
Add:
Net income attributable to the non-controlling interest	1.3	0.4	3.9	2.3
Income taxes	1,036.9	212.8	1,593.4	501.1
Interest expense	70.6	70.6	306.0	290.7
Environmental remediation	—	—	(10.2)	—
Depreciation, amortization and depletion	177.3	172.7	671.1	647.1
Fuel tax refund	9.6	8.6	28.3	25.6
Less:
Equity earnings of affiliate	(7.0)	(6.5)	(23.1)	(23.9)
Interest income	(1.5)	(1.2)	(5.5)	(7.1)
Adjusted EBITDA	$999.7	$629.3	$3,292.4	$2,212.3

Operating cash cost per pound of copper produced before by-product revenues and Operating cash cost per pound of copper produced net of by-product revenues

The measure operating cash cost per pound of copper produced net of by-product revenues is a common measure used in the copper industry to track performance and it is a useful management tool that allows us to better allocate our resources. This measure is also used in our investment project evaluation process to determine a project’s potential contribution to our operations, its competitiveness and its relative strength in different price scenarios. The expected contribution of by-products is generally a significant factor used by the copper industry in determining whether to move forward with the development of a new mining project. As the price of our by-product commodities can have significant fluctuations from period to period, the value of its contribution to our costs can be volatile.

Our Operating cash cost per pound of copper produced before by-product revenues allows us and our investors to monitor our cost structure and helps us address operating management areas of concern.

Reconciliation of Cost of sales (exclusive of depreciation, amortization and depletion) to Operating Cash Cost before by-	4th quarter 2017		4th quarter 2016		Year 2017		Year 2016
product revenues and Operating Cash Cost net of by-product revenues	$ million	¢ per pound	$ million	¢ per pound	$ million	¢ per pound	$ million	¢ per pound
Cost of sales (exclusive of depreciation, amortization and depletion) - GAAP	822.6	170.8	724.2	149.7	3,252.8	173.5	3,034.1	157.6
Add:
Selling, general and administrative expenses	24.5	5.1	21.8	4.5	93.1	5.0	94.3	4.9
Treatment and refining charges net of sales premiums	3.5	0.7	8.7	1.8	22.4	1.2	24.4	1.3
Less:
Workers participation	(67.6)	(14.0)	(38.3)	(7.9)	(196.4)	(10.5)	(130.2)	(6.8)
Purchased concentrates from third parties	(124.4)	(25.8)	(52.4)	(10.8)	(363.2)	(19.4)	(329.9)	(17.1)
Other charges	(7.2)	(1.5)	(17.0)	(3.6)	(150.3)	(8.0)	(74.9)	(3.9)
Inventory change	68.9	14.3	68.3	14.1	139.1	7.4	162.0	8.4
Operating cash cost before by-product revenues	720.3	149.6	715.3	147.8	2,797.5	149.2	2,779.8	144.4

Less by-products revenue	(293.0)	(60.9)	(249.8)	(51.6)	(1,080.4)	(57.6)	(955.6)	(49.6)

Operating cash cost, net of by-products revenue	427.3	88.7	465.5	96.2	1,717.1	91.6	1,824.2	94.8

Total pounds of copper produced, in millions		481.5		483.9		1,874.5		1,924.7